UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

55 Greens Farms Road Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement.

On September 15, 2023, BioSig Technologies, Inc. (the “Company”) entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Ascendiant Capital Markets, LLC, to act as the Company’s sales agent or principal (“Agent”), with respect to the issuance and sale of the Company’s shares of common stock, par value $0.001 per share (the “Shares”), from time to time in an at the market offering.

Upon delivery of an issuance notice and subject to the terms and conditions of the Sales Agreement, Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but it has no obligation to sell any of the Shares under the Sales Agreement.

The Company or Agent may suspend or terminate the offering of Shares upon notice to the other party and subject to other conditions. Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares, subject to the terms of the Sales Agreement.

The Company will pay Agent a commission of equal to 3.0% of the gross proceeds from the sale of the Shares pursuant to the Sales Agreement, and pay certain expenses of incurred by the Agent as set forth in the Sales Agreement.

The Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify Agent against certain liabilities, including liabilities under the Securities Act. A copy of the Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Sales Agreement is qualified in its entirety by reference to Exhibit 1.1 to this Current Report on Form 8-K.

The Shares will be sold and issued pursuant to a shelf registration statement on Form S-3 filed by the Company and declared effective by the Securities and Exchange Commission. On September 15, 2023, the Company filed a prospectus supplement and the accompanying prospectus relating to the at the market offering of $30,000,000 of the Shares pursuant to the Sales Agreement, which base prospectus forms a part of the shelf registration statement on Form S-3 (File No. 333-251859) filed with the Securities and Exchange Commission on December 31, 2020, and declared effective on January 12, 2021.

This Current Report on Form 8-K, including the exhibits filed herewith, is not an offer to sell or the solicitation of an offer to buy the Shares or any other securities of the Company, nor shall there by any offer, solicitation or sale of the Shares or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 1.02             Termination of a Material Definitive Agreement.

As previously disclosed, on August 18, 2023, the Company entered into a Controlled Equity OfferingSM Sales Agreement (the “Cantor Agreement”) with Cantor Fitzgerald & Co., to act as the Company’s sales agent or principal (“Cantor”), with respect to the issuance and sale of the Shares, from time to time in an at the market offering, and filed a prospectus supplement and the accompanying prospectus relating to the at the market offering of $30,000,000 of the Shares pursuant to the Cantor Agreement.

On September 15, 2023, the Company delivered written notice to Cantor to terminate the Cantor Agreement, effective September 15, 2023, pursuant to Section 12(b) of the Cantor Agreement. The Company is not subject to any termination penalties related to the termination of the Cantor Agreement. Prior to termination, the Company had sold 218,810 Shares at an average offering price of $0.5463 per share between August 29, 2023 and September 6, 2023.

A copy of the Cantor Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on August 18, 2023.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	At-The-Market Issuance Sales Agreement, dated September 15, 2023, by and between BioSig Technologies, Inc. and Ascendiant Capital Markets, LLC
5.1	Opinion of Haynes and Boone, LLP
23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: September 15, 2023	By: /s/ Kenneth L. Londoner Name: Kenneth L. Londoner Title: Executive Chairman